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                                   EXHIBIT 99

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                                     [LOGO]
                          SUSQUEHANNA BANCSHARES, INC.

                                  P.O. Box 1000
                              26 North Cedar Street
                              Litiz, PA 17543-1000

                                       NEWS



FOR ADDITIONAL INFORMATION CONTACT:
Alison van Harskamp, Vice President & Director of Communications
Susquehanna Bancshares, Inc., (717) 625-6260, communications@susqbanc.com

SUSQUEHANNA BANCSHARES, INC. ANNOUNCES AGREEMENT TO PURCHASE PROPERTY AND CASUALTY INSURANCE BROKERAGE

FOR IMMEDIATE RELEASE, April 30, 2002: Susquehanna Bancshares, Inc.,
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(Susquehanna) (NASDAQ: SUSQ - news) today announced that it has signed a definitive agreement to purchase all of the outstanding stock of The Addis Group, Inc., a property and casualty insurance brokerage located in King of Prussia, Pa.

"It has been part of Susquehanna's strategic plan to broaden our product and service offerings and diversify our non-interest revenue generation by acquiring a property and casualty insurance brokerage," said Susquehanna President & Chief Executive Officer William J. Reuter. "We were looking for a well-run company with expert leadership already in place. The Addis Group's management, employees, service standards and consultative approach to managing risk made it the right fit for us. Upon closing, The Addis Group will be the foundation for our future in the insurance brokerage business."

The Addis Group, which began operations in 1990, specializes in designing commercial and personal property and casualty insurance and risk management programs for medium- and large-sized companies, principally in the mid-Atlantic states. As a leader in its industry, The Addis Group offers a variety of high quality, customer-focused consulting services, including its nationally recognized Risk Management Audit process - a tool focused on improving a company's Risk Profile. The company serves over 1,500 commercial and individual customers representing over $60 million in premium, which generates approximately $6 million in annual revenues.

The Addis Group boasts numerous awards including "Business of the Year" by the Greater Philadelphia Chamber of Commerce and one of the "100 Fastest Growing Companies in the Philadelphia Region" by the Philadelphia Business Journal. Scott Addis, President of The Addis Group, also has been recognized by Inc. magazine as a finalist for the publication's "Entrepreneur of the Year" award.

The transaction, subject to customary closing conditions, is expected to be completed in the second quarter of 2002.

"We are excited to be joining forces with Susquehanna Bancshares, Inc., a company that not only shares our passion for client service, but has a strong commitment to its employees and to the communities it serves," said Addis. "We also are very pleased that our clients will continue to be served by The Addis Group's same dedicated professional staff from our King of Prussia, Pa. headquarters."

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                                        Susquehanna Bancshares-Addis/Page 2 of 2

After the transaction is finalized, Addis will remain as President of The Addis Group. All of The Addis Group's employees will join Susquehanna Bancshares' over 2,200 employees.

"With the addition of The Addis Group, we can expand our services to existing customers and increase our appeal to potential customers," Reuter said. "The Addis Group has an outstanding reputation regarding customer service and an exceptional performance record. We are very pleased to add such a fine company to the sales and service culture of Susquehanna Bancshares."

Susquehanna Bancshares, Inc. is a multi-state financial services holding company composed of nine banks, two leasing companies, a credit life reinsurance company, a trust and investment company, and an asset management company with combined assets of $5.2 billion. Susquehanna provides financial services through its subsidiaries at over 150 locations in the mid-Atlantic region.

Investor information may be requested on Susquehanna's Web site at www.susqbanc.com.
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This press release contains "forward-looking statements" as defined in the
Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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